SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated May 8, 2003, and entered into by and among MMI PRODUCTS, INC., a Delaware corporation ("MMI"), MMI MANAGEMENT SERVICES, LP, a Delaware limited partnership ("Partnership"), MMI MANAGEMENT INC., a Delaware corporation ("Management") (MMI, Partnership and Management being hereinafter individually and collectively referred to as "Existing Borrower"), IVY STEEL & WIRE, INC., a Delaware corporation f/k/a Structural Reinforcement Products, Inc. ("SRP") (Existing Borrower and SRP being hereinafter individually and collectively, unless the context otherwise requires, referred to as "Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), TRANSAMERICA BUSINESS CAPITAL CORPORATION, a Delaware corporation formerly known as Transamerica Business Credit Corporation ("Transamerica"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT") (Fleet, Transamerica and CIT are collectively referred to as "Lenders" or each individually a "Lender"), and Fleet, as collateral agent for Lenders ("Collateral Agent").

    Existing Borrowers, Fleet, Transamerica and Collateral Agent have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of October 30, 2001 (as amended from time to time, the "Loan Agreement").

    The parties hereto desire to amend the Loan Agreement and the other Loan Documents to (i) increase the amount of the Revolving Credit Commitment to $115,000,000, (ii) add CIT as a Lender, and (iii) allow and provide for certain other and related matters further described in Article II below.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I.
Definitions

Section 1.01. Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II.
Amendments

Section 2.01. Amendment of Section 1.1 of the Loan Agreement; Amendment of Definitions. The definitions of "Applicable Margin," "Borrowing Base," "Capital Expenditure," "Fixed Charge Coverage Ratio," "Loans," "Majority Lenders," "Obligations," "Revolving Credit Commitment," "Revolving Credit Notes", "Total Commitment Percentage" and "Unfinanced Capital Expenditures" contained in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and the following definitions substituted in lieu thereof:

"Applicable Margin - shall mean the following percentages determined as a function of the corresponding ratio of Borrower's (a) Total Funded Indebtedness to (b) Adjusted Earnings From Operations, as set forth on the most recent and timely quarter-end monthly financial statements (and related Compliance Certificate) delivered by Borrower to Collateral Agent and each Lender:

RATIO OF TOTAL FUNDED INDEBTEDNESS TO TRAILING TWELVE MONTH PERIOD ADJUSTED EARNINGS FROM OPERATIONS	APPLICABLE MARGIN FOR EURODOLLAR LOANS	APPLICABLE MARGIN FOR BASE RATE LOANS
Greater than 4.50 to 1.00	2.75%	0.25%
Greater than 4.25 to 1.00 and less than or equal to 4.50 to 1.00	2.25%	0.25%
Greater than or equal to 4.00 to 1.00 and less than or equal to 4.25 to 1.00	2.00%	0.25%
Greater than or equal to 3.00 to 1.00 and less than 4.00 to 1.00	1.75%	0.125%
Less than 3.00 to 1.00	1.50%	0%

Notwithstanding the foregoing, the Applicable Margin in effect for any Eurodollar Loan outstanding or borrowed on or after April 24, 2003 and through and including the Readjusted Fixed Charge Coverage Ratio Date shall be 3.00%.

Borrower's Adjusted Earnings From Operations shall be determined as of the end of each fiscal quarter of Borrower, for the twelve-month period ending on such date, from the monthly financial statements of Borrower which are required to be delivered by Borrower to Collateral Agent and each Lender in accordance with Section 9.1(J)(ii) hereof. Any change in the Applicable Margin shall be effective upon the date of receipt by Collateral Agent of Borrower's quarter-end monthly financial statements and related Compliance Certificate. If Borrower fails to deliver its quarter-end monthly financial statements (and related Compliance Certificate) by the date required pursuant to Sections 9.1(J)(ii) and 9.1(O) hereof, the Applicable Margin shall be conclusively presumed to equal to the highest applicable margin specified in the pricing table set forth above until the date of delivery of such financial statements and related Compliance Certificate. For purposes of this definition of "Applicable Margin", Borrower's Adjusted Earnings From Operations shall include, without duplication, as of any relevant date or period of determination, the pro forma Adjusted Earnings From Operations of Borrower and (i) any Person substantially all of whose assets were purchased pursuant to a Permitted Business Acquisition or any other acquisition which has been consented to by Majority Lenders or (ii) any Person who was merged into Borrower or all of whose capital stock was purchased by Borrower pursuant to a merger or stock purchase which complies with the provisions of this Agreement or which is otherwise consented to by Majority Lenders, in each case subsequent to the first day of such period, as if such assets or stock had been owned by Borrower throughout such period (provided, that any such pro forma calculations must be satisfactory to Majority Lenders)."

"Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(a) the Revolving Credit Commitment minus the aggregate undrawn portion of all Letters of Credit outstanding at such date; or

(b) an amount equal to:

(i) 85% (or such lesser percentage as Collateral Agent may, consistent with its usual and customary practices applied to borrowing base credits generally and, with the consent of Majority Lenders, determine from time to time) of the net amount of Eligible Accounts outstanding at such date;

PLUS

(ii) the lesser of (x) 55% (or such lesser percentage as Collateral Agent may, consistent with its usual and customary practices applied to borrowing base credits generally and, with the consent of Majority Lenders, determine from time to time) of the value of Eligible Inventory at such date consisting of raw materials, calculated on the basis of the lower of cost or market (as determined by Collateral Agent in its reasonable discretion) with the cost of raw materials calculated on a first-in-first-out or average cost basis, plus 55% (or such lesser percentage as Collateral Agent may consistent with its usual and customary practices applied to borrowing base credits generally and, with the consent of Majority Lenders, determine from time to time) of the value of Eligible Inventory at such date consisting of finished goods, calculated on the basis of the lower of cost or market (as determined by Collateral Agent in its reasonable discretion) with the cost of finished goods calculated on a first-in-first-out or average cost basis, or (y) $70,000,000;

MINUS (subtract from the sum of

clauses (i) and (ii) above)

(iii) an amount equal to the sum of (x) the aggregate undrawn portion of all Letters of Credit outstanding at such date, and (y) any amounts which Collateral Agent or any Lender has paid pursuant to any of the Loan Documents for the account of Borrower, and which have not been repaid to Collateral Agent or such Lender, as the case may be.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts, (which may, at Collateral Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time."

"Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life at the time of acquisition of more than one year (except any such asset expensed in the ordinary course of business in the year of its acquisition), including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise. For purposes of this definition Capital Expenditures shall not include any (a) "Capital Expenditures" made or incurred in connection with a Permitted Business Acquisition or (b) Rentals paid in respect of any operating leases."

"Fixed Charge Coverage Ratio - with respect to any applicable period, the ratio of (a) Adjusted Earnings From Operations for such period, minus Unfinanced Capital Expenditures incurred during such period, minus cash payments of income taxes, minus (to the extent not included in "cash payments of income taxes") dividends paid by Borrower to Parent pursuant to the provisions of Section 9.2(I)(i) hereof, plus the aggregate amount of Restructuring Expenses incurred during such period, plus the aggregate amount of Fixed Asset Impairment Expenses incurred during such period to (b) Fixed Charges of Borrower for such period."

"Loans" - all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving Credit Loans and Swingline Loans."

"Majority Lenders - as of any date, any number of Lenders whose Total Commitment Percentages total at least fifty-one percent (51%)."

"Obligations - all Loans, all renewals, increases, extensions, modifications, rearrangements or restatements thereof, all Letters of Credit, and all other advances, debts, liabilities, obligations, covenants and duties (including, without limitation, Banking Relationship Indebtedness) owing, arising, due or payable from Borrower to any Lender or any Affiliate of a Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or with respect to this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents."

"Revolving Credit Commitment - $115,000,000. Notwithstanding the foregoing, if the Revolving Credit Commitment is reduced by Borrower in accordance with Section 2.1(C) hereof, the Revolving Credit Commitment shall thereafter be an amount equal to the amount of the Revolving Credit Commitment, as reduced in accordance with Section 2.1(C) hereof."

"Revolving Credit Notes - collectively (a) the Ninth Amended and Restated Secured Promissory Note (Revolving), dated as of May 8, 2003, executed by Borrower in favor of Fleet, evidencing Borrower's indebtedness to Fleet for its Revolving Credit Percentage, (b) the Eighth Amended and Restated Secured Promissory Notes (Revolving) dated as of December 30, 2002, executed by Borrower in favor of Transamerica evidencing Borrower's indebtedness to Transamerica for its Revolving Credit Percentage, and (c) the Secured Promissory Note (Revolving) dated as of May 8, 2003, executed by Borrower in favor of CIT, evidencing Borrower's indebtedness to CIT for its Revolving Credit Percentage, each of which shall be in the form of Exhibit B attached hereto, as amended, renewed, modified, extended or restated from time to time."

"Total Commitment Percentage - with respect to each Lender, the percentage set forth opposite the signature of such Lender on the signature pages to the Second Amendment."

"Unfinanced Capital Expenditures - Capital Expenditures by Borrower to the extent not financed pursuant to Funded Indebtedness of Borrower (other than the Loans)."

Section 2.02. Amendment of Section 1.1 of the Loan Agreement; Addition of New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement, to be placed in Section 1.1 in their proper alphabetical order and to read as follows:

"Acceptable Sum - is defined in Section 9.1(T) of this Agreement."

"Banking Relationship Indebtedness - Indebtedness or other obligations of Borrower relating to or arising out of (a) checking and operating account relationships between Borrower and any Lender or any Affiliate of a Lender, including any obligations under Cash Management Agreements, and (b) Hedging Agreements with any Lender or any Affiliate of a Lender (including Bank)."

"Cash Management Agreements - any agreement entered into from time to time between Borrower, on the one hand, and Collateral Agent, any Lender or any of their Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of Borrower provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services."

"CIT - The CIT Group/Business Credit, Inc., a New York corporation."

"Existing Lender - shall mean individually and collectively, Fleet and Transamerica."

"Fixed Asset Impairment Expense - shall mean any non-cash impairment expense actually incurred by Borrower as a result of Borrower's compliance with FASB Statement No. 142, Goodwill and Other Intangible Assets, and FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets."

"Hedging Agreement - any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement."

"Lender - means individually and collectively, Fleet, Transamerica and CIT, and any successor or assign of any such Person, to the extent permitted by Section 13.7 hereof."

"One-Month Eurodollar Rate - means the Eurodollar Base Rate for a period of one (1) month."

"Readjusted Fixed Charge Coverage Ratio Date - means the date of receipt by Collateral Agent of Borrower's quarter-end monthly financial statements and related Compliance Certificate, demonstrating that the Fixed Charge Coverage Ratio of Borrower is equal to, or exceeds, 1.10 to 1.00."

"Second Amendment-that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 8, 2003, by and among Borrower, Collateral Agent and Lenders."

"Swingline Facility - shall mean an amount equal to $10,000,000, which amount is included within, and is not in addition to, the Revolving Credit Commitment."

"Swingline Lender - Fleet or any successor."

"Swingline Loan - means each advance by the Swingline Lender to Borrower pursuant to Section 2A.1."

"Swingline Loan Request - is defined in Section 2A.2 of this Agreement."

"Swingline Note - means the Swingline Note made by Borrower payable to the order of the Swingline Lender evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Swingline Loans made to it by the Swingline Lender under the Swingline Facility (and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor) substantially in the form of Exhibit C hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced."

Section 2.03. Amendment of Section 2.1(A) of the Loan Agreement. Section 2.1(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(A) Subject to the terms and conditions of this Agreement and the other Loan Documents, Lenders agree, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower, from time to time, as requested by Borrower in accordance with the terms of Section 2.4 hereof, up to a maximum principal amount at any time outstanding not to exceed the Borrowing Base at such time; provided, however, that (i) no Lender shall be obligated to make aggregate Advances at any time outstanding in excess of such Lender's Total Commitment Percentage of the Borrowing Base in effect at any time (the "Revolving Credit Percentage"), and (ii) each Borrowing shall be made ratably by all Lenders in accordance with their respective Revolving Credit Percentages. The Revolving Credit Loans shall be made in two components, as follows: a nonrevolving component comprising the first $8,000,000 of Advances of the Revolving Credit Loans ("Nonrevolving Portion") and a revolving component comprising all Advances of the Revolving Credit Loans following the first $8,000,000 of Advances of the Revolving Credit Loans ("Revolving Portion"). Collateral Agent shall not make Advances of the Nonrevolving Portion following the first $8,000,000 of Advances of Revolving Credit Loans, and payments by Borrower on the Revolving Credit Loans shall be credited to the Nonrevolving Portion only if the principal balance of the Revolving Credit Loans is equal to or less than $8,000,000. It is expressly understood and agreed that Collateral Agent may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base, or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the Lenders be obligated to honor any request for Revolving Credit Loans hereunder if the amount of the Revolving Credit Loans requested, when made and combined with the then outstanding principal balance of the Revolving Credit Loans and Swingline Loans, would exceed the Borrowing Base then in effect."

Section 2.04. Amendment of Section 2 of the Loan Agreement. A new Section 2A shall be added to the Loan Agreement, which shall read in its entirety as follows:

"SECTION 2A. SWINGLINE FACILITY

Section 2A.1. Swingline Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Swingline Lender shall make Swingline Loans to Borrower from time to time, from and after the effective date of the Second Amendment until the last day of the Original Term, as requested or deemed requested by Borrower in accordance with the terms of Section 2A.2, up to an aggregate principal amount of Swingline Loans at any time outstanding not to exceed the lesser of (i) the Swingline Facility and (ii) the Borrowing Base minus the aggregate principal amount of outstanding Revolving Credit Loans. The Swingline Loans will be deemed to be Revolving Credit Loans for the purpose of calculating Revolving Credit Availability, but will not reduce the Swingline Lender's obligation to lend its proportionate share of the remaining unused Revolving Credit Facility.

Section 2A.2. Making Swingline Loans. Upon request of Borrower, the Swingline Lender shall promptly notify Borrower of the rate of interest applicable on any day to a proposed Swingline Loan. Requests for Swingline Loans, which shall bear interest, indexed daily, at the One-Month Eurodollar Rate plus the Applicable Margin then in effect for Eurodollar Loans (or, if extended by Fleet at Collateral Agent's request to pay any Obligation then due and payable, at the Base Rate plus the Applicable Margin then in effect for Base Rate Loans), shall be made not later than 12:00 noon (Central time) on the Business Day of the proposed Swingline Loan by delivery to telex, telegraph, telecopy or telephone of a request therefor by Borrower to Collateral Agent and the Swingline Lender. Each such notice (a "Swingline Loan Request") shall specify (i) the proposed borrowing date and (ii) the amount of Swingline Loan requested. Not later than 3:00 p.m. (Central time) on the date specified for any Swingline Loan, the Swingline Lender shall make available such Swingline loan in immediately available funds to Collateral Agent. After Collateral Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 10 hereof, Collateral Agent will, and Borrower hereby irrevocably authorize Collateral Agent to, disburse the proceeds of each Swingline Loan by making such funds available to Borrower by wire transfer to such account of Borrower as Borrower and Collateral Agent may agree from time to time.

Section 2A.3. Repayment of Swingline Loans. The outstanding principal amount of all Swingline Loans is due and payable, and shall be repaid by Borrower in full, not later than the last day of the Original Term, together with accrued and unpaid interest thereon to such date.

Section 2A.4. Prepayment. If at any time the aggregate unpaid principal amount of Swingline Loans outstanding to Borrower from the Swingline Lender exceeds the amount set forth in the first sentence of Section 2A.1, Borrower shall pay to Collateral Agent for the account of the Swingline Lender on demand by Collateral Agent, an amount equal to such excess, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment.

Section 2A.5. Swingline Note. The Swingline Loans made by the Swingline Lender and the obligation of Borrower to repay such Loans shall be evidenced by, and be repayable in accordance with the terms of, a single Swingline Note, made by Borrower as their joint and several obligations payable to the order of the Swingline Lender. The Swingline Note shall be dated as of the date of the Second Amendment and be duly and validly executed and delivered by Borrower.

Section 2A.6. Settlement with Other Lenders. All payments of principal, interest and any other amount with respect to such Swingline Loan shall be payable to and received by Collateral Agent for the account of the Swingline Lender. Upon demand by the Swingline Lender, with notice thereof to Collateral Agent, and notwithstanding the occurrence and continuation at the time of such demand of any Default or Event of Default, each Lender shall make a Revolving Credit Loan consisting of a Base Rate Loan in an amount equal to its Total Commitment Percentage of the outstanding Swingline Loans for the account of Borrower, the proceeds of which shall be paid over to the Swingline Lender and applied to the repayment of such Swingline Loans, or, on demand by the Swingline Lender, shall purchase an equivalent participation in outstanding Swingline Loans by payment to Collateral Agent for the account of the Swingline Lender. Any payments received by Collateral Agent prior to such repayment by the Lenders which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Swingline Loans shall be paid over to the Swingline Lender and so applied."

Section 2.05. Amendment of Section 2.3 of the Loan Agreement. Section 2.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"2.3 Letters of Credit. Upon written request made by Borrower and received by Collateral Agent at least five (5) Business Days prior to the date upon which a Letter of Credit is requested to be issued, Collateral Agent (on behalf of Lenders, in accordance with their respective Revolving Credit Percentages) may, in its sole discretion, issue or cause a Letter of Credit to be issued for the account of Borrower, provided that the aggregate undrawn face amount of all Letters of Credit outstanding at any time shall not exceed $20,000,000. Each Letter of Credit shall be issued pursuant to such documentation as the issuer thereof may require, shall have an expiration date no more than one (1) year from the date of issuance and shall, upon expiration, be renewable for an additional period; provided, however, that no Letter of Credit may have an expiration date that is after the last day of the Original Term. Advances in respect of Letters of Credit shall be made ratably by each Lender (or, at Collateral Agent's option, by Collateral Agent on behalf of each Lender) in accordance with their respective Revolving Credit Percentages, shall be treated as Revolving Credit Loans, shall be secured by all the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans. Notwithstanding anything to the contrary contained in this Agreement, at no time shall Collateral Agent be obligated to honor any request for the issuance of a Letter of Credit hereunder if the issuance of such Letter of Credit would cause the then outstanding principal balance of the Revolving Credit Loans and Swingline Loans to exceed the Borrowing Base then in effect."

Section 2.06. Amendment of Article 2 of the Loan Agreement. A new Section 2.10 shall be added to the Loan Agreement, which shall read in its entirety as follows:

"2.10 Reallocation of Loans and Commitments. On the date of the Second Amendment, the "Revolving Credit Loans" held by each Existing Lender shall automatically, and without any action on the part of any Person, be deemed to be respectively Revolving Credit Loans under this Agreement, and each of the Lenders shall, by assignments from each Existing Lender (which assignments shall be deemed to occur automatically, and without the requirement for additional documentation, on the date of the Second Amendment), acquire a percentage equal to the Total Commitment Percentage of each Lender of the "Revolving Credit Loans" of each Existing Lender outstanding immediately prior to the date of the Second Amendment, and each of the Lenders shall, through the Collateral Agent, make such other adjustments among themselves as shall be necessary, so that after giving effect to such assignments and adjustments, the Lenders shall hold hereunder Revolving Credit Loans (including Revolving Credit Loans outstanding immediately prior to the date of the Second Amendment) in an amount not greater than such Lender's Revolving Credit Commitment."

Section 2.07. Amendment of Section 3.1(A) of the Loan Agreement. Section 3.1(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(A) Interest. Outstanding principal on the Loans shall bear interest, calculated daily (computed on the actual number of days elapsed over a year of 360 days), at the following rates (individually called, as applicable, an "Applicable Annual Rate"): (i) Eurodollar Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a rate per annum equal to the Eurodollar Base Rate plus the Applicable Margin then in effect for the Eurodollar Interest Period applicable thereto, and (ii) all Base Rate Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans. Unless Borrower provides a Eurodollar Borrowing Notice to Collateral Agent in accordance with Section 3.11(A) irrevocably electing that all or a portion of the Loans are to bear interest at a Eurodollar Base Rate, all Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans. The interest rate on all Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective."

Section 2.08. Amendment of Section 3.2(C) of the Loan Agreement. Section 3.2(C) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(C) Letter of Credit Fees. As additional consideration for the issuance of Letters of Credit for Borrower's account pursuant to Section 2.3 hereof, and in addition to any other fees customarily charged by the issuer of the Letter of Credit, Borrower agrees to pay to Collateral Agent, for the account of Lenders in accordance with their respective Revolving Credit Percentages, an amount equal to (i) one and one half percent (1.5%) per annum of the aggregate face amount of Letters of Credit outstanding from time to time with respect to standby Letters of Credit, and (ii) one percent (1%) per annum of the aggregate face amount of Letters of Credit outstanding from time to time with respect to documentary Letters of Credit, which fees shall be deemed fully earned upon issuance of each Letter of Credit, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. The foregoing fee shall be shared by Lenders in accordance with their respective Revolving Credit Percentages. In the event any draw under a Letter of Credit is made, the Collateral Agent will so notify the other Lenders and such other Lenders shall deposit their respective Revolving Credit Percentages of the funded amount with Collateral Agent, all in accordance with the terms of Section 2.4(C)."

Section 2.09. Amendment of Section 3.2(D) of the Loan Agreement. Section 3.2(D) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(D) Administration Fee. Borrower agrees to pay to Collateral Agent, for the account of Lenders in accordance with their respective Total Commitment Percentages, an administration fee, payable in arrears, in equal monthly installments and on the first Business Day of each month, commencing June 1, 2003, during the term of this Agreement and upon termination hereof. Each such administration fee shall be in the amount of $5,000.00 per month. Upon demand therefor by the Collateral Agent, Borrowers shall promptly reimburse Collateral Agent for all out-of-pocket costs incurred by Collateral Agent in connection with any and all collateral monitoring functions deemed necessary or appropriate by Collateral Agent, in its sole discretion."

Section 2.10. Amendment of Section 3.5(B) of the Loan Agreement. Section 3.5(B) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(B) principal payable on account of Revolving Credit Loans and Swingline Loans made by Lenders to Borrower pursuant to Section 2.1 of this Agreement shall be payable by Borrower to Collateral Agent, for the account of Lenders, immediately upon the earliest of (i) the receipt by the Collateral Agent and/or Lenders or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lenders elect to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement pursuant to Section 3.4 hereof; provided, however, that if the principal balance of Revolving Credit Loans and Swingline Loans outstanding at any time shall exceed the Borrowing Base, Borrower shall, on demand, repay the Revolving Credit Loans (unless Borrower repays the Swingline Loans instead in an amount sufficient to eliminate such excess) in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess."

Section 2.11. Amendment of Section 3.6 of the Loan Agreement. Section 3.6 of the Loan Agreement is amended by adding the following sentence thereto:

"Notwithstanding anything to the contrary contained in this Agreement, from and after the occurrence of an Event of Default under Section 11.1(G) hereof, all Obligations (other than indebtedness or other obligations of Borrower relating to or arising out of any Banking Relationship Indebtedness) shall be paid in full before any payment of any kind, nature or description is made in respect of any of indebtedness or other obligations of Borrower relating to or arising out of any Banking Relationship Indebtedness."

Section 2.12. Amendment of Section 9.1 of the Loan Agreement. A new Section 9.1(T) shall be added to the Loan Agreement, which shall read in its entirety as follows:

"(T) Interest Rate Hedging. From and after June 30, 2003, cause an amount equal to or greater than the Acceptable Sum to (i) bear interest at a fixed rate or (ii) be subject to a Hedging Agreement that is an Acceptable Hedging Agreement, each for a minimum term of three years. As used herein, "Acceptable Hedging Agreement" shall mean a Hedging Agreement entered into by Borrower with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of Borrower that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such Hedging Agreement never exceeds 100% of the anticipated outstanding principal amount of the Indebtedness to be hedged by such Hedging Agreement or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of such Hedging Agreement generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such Hedging Agreement, and (iii) each such Hedging Agreement is with a counterparty or has a guarantor of the obligation of the counterparty which (unless such counterparty is a Lender or an Affiliate of a Lender) at the time such Hedging Agreement is made has long-term unsecured and unenhanced debt obligations rated AA or Aa2 (or their equivalents) or better or is an investment-grade industry participant or otherwise acceptable to Majority Lenders. As used herein, "Acceptable Sum" shall mean, as of any date of determination, the sum of $15,000,000."

Section 2.13. Amendment of Section 9.2(A) of the Loan Agreement. Section 9.2(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(A) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only (i) MMI and one or more wholly owned Subsidiaries of MMI, provided that MMI is the surviving entity or (ii) any Subsidiary of MMI and one or more wholly owned Subsidiaries of MMI (but not involving any other Person not a Subsidiary of MMI); nor acquire all or any substantial part of the Properties of any Person, except Permitted Business Acquisitions and except acquisitions of Equipment and other capital assets to the extent permitted by Section 9.3(B) hereof; provided, however, Borrower shall (i) provide Collateral Agent with (a) at least fifteen (15) days prior written notice of any such Permitted Business Acquisition, (b) an opportunity to audit the assets acquired to determine their eligibility for purposes of Revolving Credit Loans and (c) if required by Collateral Agent, financing statements or other documentation, in form satisfactory to Collateral Agent, to perfect or continue the perfection of Collateral Agent's Lien, for the benefit of Lenders and (ii) obtain the prior written consent of Majority Lenders with respect to any Permitted Business Acquisition for which the Borrower will incur Indebtedness related thereto in excess of $20,000,000."

Section 2.14. Amendment of Section 9.2(C) of the Loan Agreement. Section 9.2(C) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, or suffer to exist, any Indebtedness, except: (i) Obligations owing to Collateral Agent, any Lender and/or any Affiliate of a Lender; (ii) Subordinated Debt; (iii) Indebtedness of any Subsidiary of MMI to MMI; (iv) unsecured accounts payable to trade creditors which are incurred in the ordinary course of business, and which are paid in the ordinary course of business, or if not paid in the ordinary course of business, where the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent public accountants; (v) obligations to pay Rentals permitted by Section 9.2(V); (vi) Purchase Money Indebtedness and Capitalized Lease Obligations not exceeding an aggregate of $17,000,000 at any time; (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (viii) Indebtedness existing on the Closing Date and described on Exhibit R attached hereto; (ix) Refinancing Indebtedness; (x) Indebtedness in respect of taxes, assessments, governmental charges, claims for labor, materials or supplies, and liabilities under any Plan, to the extent that payment thereof is not yet due or which are being contested in good faith by Borrower, and for which adequate reserves are maintained in accordance with GAAP; (xi) letters of credit issued by Persons other than Collateral Agent or any Lender, in each case under this Agreement, if such letters of credit have been approved by Majority Lenders; (xii) surety and appeal bonds; (xiii) guarantees of any permitted Indebtedness and of any permitted employee Indebtedness; (xiv) Indebtedness incurred by Borrower to finance insurance premiums which does not exceed at any time, in the aggregate, $3,000,000; (xv) Indebtedness payable pursuant to Section 2.2 of the SRP Stock Purchase Agreement; and (xvi) Indebtedness not included in clauses (i) through (xv) above which does not exceed at any time, in the aggregate, the sum of $1,000,000."

Section 2.15. Amendment of Section 9.2(V) of the Loan Agreement. Section 9.2(V) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(V) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other operating leases under which Borrower is then lessee would exceed $20,000,000. The term "Rentals" means, as of the date of determination, all payments characterized as rental expense in the financial statements of Borrower."

Section 2.16. Amendment of Section 9.3 of the Loan Agreement. Section 9.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Collateral Agent or any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

(A) Fixed Charge Coverage Ratio. Maintain, on a Consolidated basis, (i) as of the end of its fiscal quarter ending June 28, 2003, for the twelve-month period ending on such date, a Fixed Charge Coverage Ratio of not less than 0.75 to 1.00, and (ii) as of the end of each fiscal quarter thereafter, for the twelve-month period ending on such date, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

(B) Capital Expenditures. Not make any Capital Expenditures or principal payments with respect to Capitalized Lease Obligations (other than any expenses incurred and assets purchased by Borrower pursuant to (i) the Environmental Plan which are capitalized or (ii) Permitted Business Acquisitions) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $20,000,000 during any fiscal year of Borrower."

Sectio 2.17. Amendment of Section 12 of the Loan Agreement. Sections 12.8, 12.9 and 12.10 of the Loan Agreement shall be renumbered as Sections 12.9, 12.10 and 12.11, respectively, and a new Section 12.8 shall be added to the Loan Agreement, which shall read in its entirety as follows:

"12.8 Agreements Regarding Collateral. Each of the Lenders hereby irrevocably authorize Collateral Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and the payment in full of all of the Obligations, (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrower certifies to Collateral Agent that the disposition is made in compliance with the terms of this Agreement (and Collateral Agent may rely conclusively on any such certificate, without further inquiry), or (iii) if approved or ratified by all Lenders. Notwithstanding the foregoing, Collateral Agent may, in its sole and absolute discretion, release any Lien upon any Collateral having a value of less than $2,000,000 in the aggregate during any 12-month period. Except as expressly authorized or required by this Agreement or applicable law, Collateral Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral."

Section 2.18. Amendment of Section 13.3 of the Loan Agreement. Section 13.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"13.3. No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Majority Lenders and Borrower, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Majority Lenders; provided, however, that (i) without the prior written consent of Collateral Agent, no amendment or waiver shall be effective with respect to any provision of any of the Loan Documents (including this Section 13) to the extent that such provision relates to the rights, remedies, duties or immunities of Collateral Agent; (ii) without the prior written consent of Swingline Lender, no amendment or waiver with respect to the provisions of Section 2A shall be effective; (iii) without the prior written consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this Section 13.3; and (iv) the written agreement of all Lenders shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of Sections 3.1(C), 3.1(D), 3.3, 3.5, 3.6, 3.10, 3.12, 9.2(C), 9.2(I), 9.3, 12, 13.2, 13.4, 13.7 or this Section 13.3, (b) amend (i) the definitions of "Borrowing Base," "Committed Sum," "Eligible Account," "Eligible Inventory," "Majority Lenders," "Revolving Credit Availability," "Revolving Credit Commitment," "Revolving Credit Percentage," "Swingline Facility" or if the effect would be to increase the amount of Revolving Credit Availability, (ii) any provision of this Agreement obligating Collateral Agent to take certain actions at the direction of the Majority Lenders, or (iii) any provision of any of the Loan Documents regarding the pro rata treatment or obligations of Lenders; (c) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments); (d) alter or amend (other than to increase) the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Loan Documents or as may be necessary, in Collateral Agent's judgment, to comply with applicable law); (e) decrease, waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Loan Documents or the commitment fee in Section 3.2(B) hereof; (f) subordinate the payment of any of the Obligations to any other Indebtedness or the priority of any Liens granted to Collateral Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents in connection with Borrower's incurrence of Purchase Money Indebtedness (to the extent permitted pursuant to Section 9.2(C) hereof), and except for Liens granted by Borrower to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the ordinary course of business that relate to deposit accounts with such financial institutions; (g) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace); (h) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness; or (i) release any Borrower or Guarantor from liability for any of the Obligations. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 13.3 by agreement of Borrower and the Majority Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given."

Section 2.19. Amendment of Section 13.7 of the Loan Agreement. Section 13.7 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"13.7. Successors and Assigns; Participations by Lenders. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Collateral Agent and Lenders; provided, however, that Borrower may not sell, assign or transfer any interest in the Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by Borrower in violation of this Section 13.7 shall be void, without Majority Lender's prior written consent. Borrower hereby consents to Collateral Agent's and/or Lenders' participation, sale, assignment, transfer or any other disposition, at any time or times hereafter, of the Loan Documents or any Obligations held by such Person, or of any portion thereof, including, without limitation, Collateral Agent's and Lenders' rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided, however, any such participant, purchaser, assignee or transferee (a "Successor Lender" or a "Successor Collateral Agent"), other than (i) an Affiliate of Collateral Agent and/or Lender or (ii) a purchaser, assignee or transferee of one hundred percent (l00%) of the interest hereunder of Collateral Agent and/or any Lender, shall be reasonably acceptable to Borrower. In the event that Collateral Agent or any Lender desires to sell, assign, transfer or otherwise dispose of less than one hundred percent (100%) of its interest hereunder to a Person not an Affiliate of Collateral Agent or such Lender, as the case may be, such participating, selling, assigning or transferring Lender or Collateral Agent shall promptly notify Borrower in writing of the proposed Successor Lender or Successor Collateral Agent and within ten (10) days of Borrower's receipt thereof, Borrower shall notify such Lender or Collateral Agent in writing of any reason(s) it disapproves of such Successor Lender or Successor Collateral Agent. Borrower shall be deemed to have approved of such Successor Lender or Successor Collateral Agent in the event it fails to so respond within such ten (10) day period. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Collateral Agent" or "Lender" (as the case may be) hereunder and such Collateral Agent or Lender (as the case may be) shall be relieved of all obligations hereunder upon any such assignment. In the case of a participation, each Participating Lender shall be entitled to receive all information received by Lenders regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether such Participating Lender is subject to the circular or not). All costs incurred by a Lender in connection with the sale or attempted sale of any interest herein to a Participating Lender shall be paid by such Lender and not by Borrower. Notwithstanding anything contained in this Section 13.7 to the contrary, Borrower shall have no right to consent to Collateral Agent's and/or any Lender's participation, sale, assignment, transfer or other disposition of the Loan Documents or any Obligations, or any portion thereof, if a Default or Event of Default has occurred and is continuing hereunder."

Section 2.20. Amendment of Section 13.10 of the Loan Agreement. Section 13.10 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"13.10. Notice. Except as otherwise expressly provided herein, all notices, requests and demands to or upon a party hereto shall be in writing, and shall be deemed to have been validly served, given or delivered (A) if sent by certified or registered mail against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, if earlier, when delivered against receipt, (B) if sent by telegraphic notice, when delivered to the telegraph company, or (C) if sent by any other method, upon actual delivery, in each case addressed as follows:

If to Collateral Agent: Fleet Capital Corporation

5950 Sherry Lane

Suite 300

Dallas, Texas 75225

Attention: Loan Administration

Manager

w/ a courtesy copy to: Patton Boggs LLP

2001 Ross Avenue, Suite 3000

Dallas, Texas 75201

Attention: R. Jeffery Cole, Esq.

If to Borrower: MMI Products, Inc.

MMI Management Services LP

Ivy Steel & Wire, Inc.

515 W. Greens Road, Suite 710

Houston, Texas 77067

Attention: President

MMI Management Inc.

12482 East Putnam Street

Whittier, California 90602-1002

Attention: President

w/a courtesy copy to: Weil, Gotshal & Manges LLP

100 Crescent Court, Suite 1300

Dallas, Texas 75201-6950

Attention: Michael A. Saslaw, Esq.

If to Lenders: Fleet Capital Corporation

5950 Sherry Lane

Suite 300

Dallas, Texas 75225

Attention: Loan Administration Manager

Transamerica Business Capital Corporation

8750 West Bryn Mawr Avenue, Suite 720

Chicago, Illinois 60631

Attention: Doug Sherlag

The CIT Group/Business Credit, Inc.

5420 LBJ Freeway, Suite 200

Dallas, Texas 75240
Attention: Regional Credit Manager
Facsimile No.: (972) 455-1090

or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10; provided, however, that any notice, request or demand to or upon Collateral Agent pursuant to Section 2.4 and Section 3.4 shall not be effective until received by Collateral Agent."

Section 2.21. Amendment to Exhibits to Loan Agreement. A new Exhibit C is hereby added to the Loan Agreement in the form of Exhibit C attached hereto.

Section 2.22 Amendment of other Loan Documents. Each of the Loan Documents (other than the Agreement) is hereby amended to include CIT as a "Lender", as the context may require.

ARTICLE III.
Conditions Precedent

Section 3.01. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

      Collateral Agent shall have received on behalf of the Lenders, each in form and substance satisfactory to Collateral Agent, in its sole discretion:

        this Amendment, duly executed by each Borrower and Lenders;

        a Revolving Credit Note payable to CIT in the amount of its Revolving Credit Commitment duly executed by each Borrower;

        a Ninth Amended and Restated Revolving Credit Note payable to Fleet in the amount of its Revolving Credit Commitment duly executed by each Borrower;

        a Swingline Note payable to Fleet in the amount of $10,000,000 duly executed by each Borrower;

        a General Certificate of each Borrower and Guarantor, (A) attaching a copy of any amendments to such Borrower's or Guarantor's constituent organizational documents since the date of the last delivery of a General Certificate for such entity, as applicable, (B) acknowledging that such Borrower's or Guarantor's, as applicable, Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by such Borrower or Guarantor of this Amendment and all Other Agreements to which such Borrower or Guarantor, as applicable, is or is to be a party, (C) providing the names of the officers of such Borrower or Guarantor authorized to sign this Amendment and each of the Other Agreements to which such Borrower or Guarantor is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers and (D) containing a representation as to such Borrower's or Guarantor's existence, good standing and/or authority to transact business in the state in which such Borrower or Guarantor was incorporated and in each other state in which Borrower or Guarantor is required to be qualified;

        a current certificate of good standing for (A) each Borrower and Guarantor (other than Management and SRP) issued by the Texas Secretary of State and the Secretary of State where such Borrower or Guarantor is incorporated or organized, as applicable, (B) Management issued by the California Secretary of State and Delaware Secretary of State, and (C) SRP issued by the Pennsylvania Secretary of State and Delaware Secretary of State;

        an Officer's Closing Certificate, executed by each Borrower, certifying that (a) the representations and warranties contained in the Loan Agreement and the Second Amendment are true and correct in all material respects on and as of the date hereof, (b) all conditions contained in the Loan Agreement required to be satisfied on or before the date of the Second Amendment have been complied with and presently are being complied with, and (c) no Default or Event of Default is currently in existence;

        the favorable, written opinion of Weil Gotshal & Manges LLP, counsel to each Borrower and each Guarantor, regarding each Borrower, each Guarantor, this Amendment and certain other Loan Documents, which opinion shall be acceptable to counsel to Collateral Agent;

        a consent, ratification and release executed by Guarantors, in form and substance satisfactory to Lenders; and

        such additional documents, instruments and information as Collateral Agent, Lenders or their legal counsel may request.

      The representations and warranties contained herein and in the Loan Agreement and the Other Agreements, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

      No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been specifically waived in writing by Lenders.

      Borrowers shall have paid to Collateral Agent and/or Lenders, in immediately available funds, all fees payable in respect of this Amendment and the transactions contemplated hereby.

      All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Collateral Agent, Lenders and their legal counsel.

      ARTICLE IV.
      No Waiver

      Section 4.01. Nothing contained herein shall be construed as a waiver by Collateral Agent or Lenders of any covenant or provision of the Loan Agreement, the Other Agreements, this Amendment, or of any other contract or instrument among Borrowers, Collateral Agent and/or Lenders, and the failure of Collateral Agent or Lenders at any time or times hereafter to require strict performance by Borrowers of any provision thereof shall not waive, affect or diminish any right of Collateral Agent or Lenders to thereafter demand strict compliance therewith. Collateral Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the Other Agreements, this Amendment and any other contract or instrument among Borrowers, Collateral Agent and Lenders.

      ARTICLE V.
      Ratifications, Representations and Warranties

      Section 5.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. Borrowers, Collateral Agent and Lenders agree that the Loan Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

      Section 5.02. Representations and Warranties. Each Borrower hereby represents and warrants to Collateral Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Certificate of Incorporation or Bylaws of such Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Collateral Agent and Lenders; (d) such Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements, as amended hereby; (e) this Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability; and (f) as of the date hereof, all information that has been made available to the Collateral Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated herein is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements maintained therein not materially misleading in light of the circumstances under which such statements were made.

      Section 5.03. Covenants. In addition to any covenants and agreements contained in the Loan Agreement, Borrower hereby agrees to deliver to Collateral Agent the documents and materials indicated below (each of which shall be in form and substance satisfactory to Collateral Agent, in its sole discretion), by the respective dates indicated below:

      within fourteen (14) days after the date hereof, Borrower shall have delivered to Collateral Agent:

        a current certificate of good standing for SRP issued by the Pennsylvania Secretary of State; and

      within forty-five (45) days after the date hereof, Borrower shall have delivered to Collateral Agent:

        amendments to the mortgages/deeds of trust in favor of Collateral Agent and filed in the jurisdictions set forth below, in each case duly executed by Borrower, and copies of all filing receipts or acknowledgements issued by the appropriate governmental authorities evidencing the filing of such amendments:

      (A) Boone County, Arkansas;

      (B) Mohave County, Arizona;

      (C) Los Angeles County, California;

      (D) Broward County, Florida;

      (E) Duval County, Florida;

      (F) Hillsborough County, Florida;

      (G) Elkhart County, Indiana;

      (H) Baltimore County, Maryland;

      (I) Hampden County, Massachusetts;

      (J) Buchanan County, Missouri;

      (K) Iredell County, North Carolina;

      (L) Harris County, Texas; and

      (M) Tarrant County, Texas.

      ii. Endorsements to the mortgagee title policies, or new policies if so required, issued in respect of each of the jurisdictions where Collateral Agent and Lenders have mortgagee title policies issued in respect of the following real estate properties of Borrower:

      (A) Boone County, Arkansas;

      (B) Mohave County, Arizona;

      (C) Los Angeles County, California;

      (D) Broward County, Florida;

      (E) Duval County, Florida;

      (F) Hillsborough County, Florida;

      (G) Elkhart County, Indiana;

      (H) Baltimore County, Maryland;

      (I) Hampden County, Massachusetts;

      (J) Buchanan County, Missouri;

      (K) Iredell County, North Carolina;

      (L) Harris County, Texas; and

      (M) Tarrant County, Texas.

      on or before May 31, 2003, Borrower shall have delivered to Collateral Agent:

        a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents, duly executed by SRP, in favor of Collateral Agent, by which SRP shall grant and convey to Collateral Agent, as security for the Obligations, a Lien upon all the real Property owned in fee by SRP located in Hazleton, Pennsylvania in favor of Collateral Agent, for the benefit of Lenders (the "Pennsylvania Owned Property");

        a fully paid mortgagee title insurance policy (or binding commitment to issue a title insurance policy, marked to Collateral Agent's satisfaction to evidence the form of such policy to be delivered after the date of this Amendment) issued by a title insurance company satisfactory to Collateral Agent, purchased at Borrower's expense, which policy shall insure a valid first Lien in favor of Collateral Agent, for the benefit of Lenders, on the Pennsylvania Owned Property, subject only to those exceptions reasonably acceptable to Collateral Agent and its counsel, and in an amount equal to not less than the fair market value of the Pennsylvania Owned Property; and a current as-built survey with respect to the Pennsylvania Owned Property certified to Collateral Agent and Collateral Agent's title insurer;

        Phase I environmental site assessment reports, upon which Collateral Agent is expressly entitled to rely, from Terracon, stating such firm's opinion as to SRP compliance with all Environmental Laws with respect to all of the real Property to be owned by SRP;

        copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Collateral Agent, for the benefit of Lenders, in the Collateral consisting of the Pennsylvania Owned Property and evidence to Collateral Agent that such Liens constitute valid and perfected first priority security interests and Liens; and

        such instruments, assignments or documents as may be required to cause Collateral Agent's Lien, for the benefit of Lenders, to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral, specifically any motor vehicles owned by SRP.

ARTICLE VI.
Miscellaneous Provisions

Section 6.01. Survival of Representations and Warranties; Ratification and Continuation of Loan Documents and Liens. All representations and warranties made in the Loan Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Collateral Agent or Lenders or any closing shall affect the representations and warranties or the right of Collateral Agent or Lenders to rely upon them. Except for the specific amendments expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Loan Agreement or any other Loan Document. As a material inducement to Collateral Agent and each Lender to agree to amend the Loan Agreement as set forth herein, each Borrower and each Guarantor hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, and the Liens granted under the Loan Documents, (ii) agree that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Documents and Liens and (iii) acknowledge and agree that the Liens granted under the Loan Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by each Borrower and each Guarantor of the covenants, agreements and conditions to be performed and observed by each under the Loan Agreement, as amended hereby.

Section 6.02. Reference to Loan Agreement. Each of the Loan Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Other Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 6.03. Expenses of Collateral Agent and Lenders. As provided in the Loan Agreement, each Borrower agrees to pay on demand all costs and expenses incurred by Collateral Agent and Lenders in connection with the preparation, negotiation, and execution of this Amendment and the Other Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel, and all costs and expenses incurred by Collateral Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Other Agreements, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel.

Section 6.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Collateral Agent, Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

Section 6.06. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Collateral Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrowers shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

Section 6.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.09. Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 6.10. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM COLLATERAL AGENT OR LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

Section 6.11. Final Agreement. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT IN ACCORDANCE WITH SECTION 13.3 OF THE LOAN AGREEMENT.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed on the date first above-written, to be effective upon satisfaction of the conditions set forth herein.

BORROWERS:

MMI PRODUCTS, INC.

By: /s/Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer

MMI MANAGEMENT SERVICES LP

By: MMI PRODUCTS, INC.,
its General Partner

By: /s/Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer

MMI MANAGEMENT INC.

By: /s/Kevin E. Komin
Name: Kevin E. Komin
Title: Secretary

IVY STEEL & WIRE, INC.

By: /s/Robert N. Tenczar
Name: Robert N. Tenczar
Title: Secretary

COLLATERAL AGENT:

FLEET CAPITAL CORPORATION

as Collateral Agent

By: /s/Hance Van Beber

Name: Hance Van Beber

Title: Senior Vice President

TOTAL COMMITMENT

PERCENTAGE ON CLOSING DATE LENDERS:

41.304348% FLEET CAPITAL CORPORATION

By: /s/Hance Van Beber

Name: Hance Van Beber

Title: Senior Vice President

32.608696% TRANSAMERICA BUSINESS CAPITAL

CORPORATION

By: /s/Ari Kaplan

Name: Ari Kaplan

Title: Vice President

26.086957% THE CIT GROUP/BUSINESS CREDIT,

INC.

By: /s/Robert J. Molloy

Name: Robert J. Molloy

Title: Vice President

AGGREGATE TOTAL

COMMITMENT PERCENTAGES: 100%

CONSENT, RATIFICATION AND RELEASE

Each of the undersigned, hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement, and acknowledges that its guaranty agreement is in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document, that its consent is not required to the effectiveness of the within and foregoing document, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the Other Agreements. EACH OF THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

GUARANTORS:

MERCHANTS METALS HOLDING COMPANY

By: /s/Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer

MMI MANAGEMENT SERVICES LP

By: MMI PRODUCTS, INC.,
its General Partner

By: /s/Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer

MMI MANAGEMENT INC.

By: /s/Kevin E. Komin
Name: Kevin E. Komin
Title: Secretary

IVY STEEL & WIRE, INC.

By: /s/Robert N. Tenczar
Name: Robert N. Tenczar
Title: Secretary